Exhibit 99.1

Lantronix, Inc.

Investor Call

Wednesday, March 11, 2020, 4:30 PM Eastern

CORPORATE PARTICIPANTS Paul Pickle - President, Chief Executive Officer Jeremy Whitaker - Chief Financial Officer

PRESENTATION

Operator

Good afternoon and welcome to the Lantronix Investor Call. All participants will be in a listen-only mode. Should you need assistance, please signal a conference specialist by pressing the "*", "0." After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press "*", "1" on your telephone keypad, to withdraw your question, please press "*", "2." Please note, this event is being recorded.

I would now like to turn the conference over to Jeremy Whitaker, Chief Financial Officer. Please go ahead, sir.

Jeremy Whitaker

Good afternoon, everyone, and thank you for joining Lantronix’s March investor update call. Joining us on the call today are Paul Pickle, Lantronix’s President and CEO.

A live and archived webcast of today's call will be available on the company's website. In addition, a phone replay will be available starting at 8:00 PM Eastern, 5 PM Pacific today through March 18th by dialing 877-344-7529 in the U.S. or for international callers, 412-317-0088 and entering pass code 10140282.

During this call, management may make forward-looking statements, which involve risks and uncertainties that could cause our results to differ materially from management's current expectations. We encourage you to review the cautionary statements and risk factors contained in the earnings update, which was furnished to the SEC today and is available on our website and in the company's SEC filings, such as its Form 10-Q and 10-K. Lantronix undertakes no obligation to revise or publicly update any forward-looking statements to reflect future events or circumstances.

With that, I'll now turn the call over to Paul Pickle, Lantronix’s Chief Executive Officer.

Paul Pickle

Thank you, Jeremy, and thank you to our analysts and investors joining us for this conference call on short notice. I expect by now you have seen our March quarter revenue guidance update release, which crossed the wire shortly after the market closed today. This announcement is probably no surprise, given the pervasive nature of COVID-19 and resulting disruptions throughout the electronics industry supply chain and around the world.

However, I wanted to take the opportunity to make some brief comments about our current view of the March quarter and also to give you an update as to how we are responding to the situation. We can then get right to your questions.

As outlined today in the release. we are updating our March quarter revenue expectation. Currently expecting revenues to come in between $15 million and $17 million versus our initial guidance of $18 million plus or minus 10%. While it is also affected due to the current environment, we are not updating our non-GAAP EPS guidance at this time.

Discussions with our suppliers prior to our February 12th earning call indicated that the supply chain disruptions were mainly due to the prolonged lunar holiday in China. We based our guidance on these discussions and built in some conservatism. Since that time, COVID-19 has only increased its reach and government-directed quarantines have exacerbated the disruption in the supply chain, along with factory outputs continuing to run at partial capacity. That’s the bad news. And while we are frankly disappointed with the lower expectation, it goes without saying this is an extraordinary and transient situation.

The good news is we have seen no significant cancellations from customers, and while demand is slower from our customer base who see the same disruptions and market demand otherwise appears relatively healthy. While the spread of the virus is ultimately out of our control, we remain focused on what we can control. Here at Lantronix, we have been focused on the acquisition and integration of assets that will increase our IoT solution capability, our market size, and ultimately our revenue growth rate.

While the integration to date has been on plan, in light of the current environment we are moving quickly to accelerate our efforts so as to further control cost and preserve the profitability. Ultimately, we expect to emerge from this situation, a leaner and more profitable company.

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On another positive note, our pipeline of opportunities is growing and we are excited to report a new customer in the video conferencing market recently launched production of its next generation products using our solutions. A leader in its field, the customer is upping its forecast and pulling in shipments to meet demand, subject to near-team supply chain constraints.

In closing, the pervasive nature of COVID-19 has slowed revenues in the near term, but we are moving quickly to control costs, preserve non-GAAP profitability while remaining steadfastly focused on future of the new Lantronix.

With that, I will stop here for your questions. Operator...

QUESTION AND ANSWER

Operator

We will now begin the question-and-answer session. To ask a question, you may press "*", "1" on your telephone keypad. If you are using a speakerphone, please pick up your handset before pressing any keys, to withdraw your question, please press "*", "2." At this time, we will pause momentarily to assemble our roster.

Our first question comes from Jaeson Schmidt with Lake Street. Please go ahead.

Jaeson Schmidt

Hi guys. Thanks for taking my questions. Just wanted to start with the EPS guidance for March, are you not updating it because the situation remains too fluid or is it a situation where you still feel fine about that, I think pro forma EPS range of $0.02 to $0.06.

Paul Pickle

We are not updating it, because you know things are a bit dynamic. If we were to kind of look at various end markets, Asia is obviously pretty disrupted for us. EMEA is also soft, although that is where we are getting some of the expedites in terms of the video conferencing equipment. That’s not going to affect this quarter, that’s more of a next quarter artifact. And North America is kind of…it’s depressed, but still kind of trudging along at a decent pace. So, I think at this point, we are a little bit uncertain in terms of exactly how the mix is going to come down, and/or not updating the guidance, but are maintaining that we are driving towards non-GAAP profitability. So that hopefully gives you a little bit of color on it.

Jaeson Schmidt

No, I appreciate that. That makes sense. And then certainly things have changed significantly since you guys reported December and gave that initial outlook, but just curious if you've seen any anecdotal evidence of the situation bottoming in China over the last few weeks here?

Paul Pickle

So, if I go through the list, we had a partial output from several Chinese factories. Most of the issues that we have are associated with China factories. Honor Tone for instance is a new manufacturer for us that came with the intrinsic acquisition. That one still continues to struggle, just given the geographic location. They’re still sub-50% in terms of operational, so anything…any factory that you look at and contract manufacturer that you look at in China is going to be anywhere from 25%, 30%, to 70% output kind of number. If we look at our Lantronix classic business that transitioned sometime ago to Malaysia, in Thailand, those factories are up and running, so while they were delayed, we are forecasted to catch up. So, it’s a little bit fluid, but most of the disruption still is associated with China. And then if we look at components, anything that’s China based is still…we run the gamut from slightly behind to being caught up by the end of the quarter. So, it is still a little bit difficult to tell.

Jaeson Schmidt

Okay. And the last one from me, and I will jump back in the queue. Just curious if you could provide some color on what you think inventory is at the distributors today?

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Paul Pickle

I…we've not seen any substantial pull back from our distributors. So, I don’t expect a doubling effect, but at this juncture, we don’t have the inventory numbers in for the current month, so we will have to provide a little bit more color on that when we update everybody on the March quarter.

Jaeson Schmidt

Okay. Thanks a lot, guys.

Paul Pickle

Thank you.

Operator

This concludes our question-and-answer session.

I would like to turn the conference back over to Paul Pickle for any closing remarks.

CONCLUSION

Paul Pickle

Thank you for joining us today and we look forward to connecting with you again in May, and hopefully with a little bit broader outlook. Thank you.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

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